EXHIBIT 5.1

Mayer Brown LLP

1221 Avenue of the Americas

New York, New York 10020-1001

Main Tel +1 212 506 2500

Main Fax +1 212 262 1910

www.mayerbrown.com

April 25, 2016

Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

One Nissan Way

Franklin, Tennessee 37067

Re:	Nissan Auto Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

Registration Statement on Form SF-3

Registration No. 333-[●]

Ladies and Gentlemen:

We have acted as special counsel to Nissan Wholesale Receivables Corporation II (the “Company”), a Delaware corporation and wholly-owned limited purpose subsidiary of Nissan Motor Acceptance Corporation, a California corporation (“NMAC”), in connection with the above-captioned registration statement (such registration statement, together with the exhibits and any amendments thereto, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), in connection with the registration by the Company of Asset-Backed Notes (the “Notes”). As described in the Registration Statement, the Notes will be issued from time to time in series, with each series being issued by Nissan Master Owner Trust Receivables, a Delaware statutory trust (the “Issuing Entity”) governed pursuant to the Amended and Restated Trust Agreement, dated as of October 15, 2003 (as amended, modified or supplemented prior to the date hereof, the “Trust Agreement”), between the Company and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee. Each series of Notes will be issued pursuant to the Amended and Restated Indenture, dated as of October 15, 2003 (as amended, modified or supplemented prior to the date hereof, the “Indenture”), between the Issuing Entity and U.S. Bank National Association (as successor in interest to JPMorgan Chase Bank), as indenture trustee (the “Indenture Trustee”), as supplemented by an indenture supplement for each series (each, an “Indenture Supplement”) between the Issuing Entity and the Indenture Trustee. Capitalized terms used herein without definition have the respective meanings assigned to such terms in the Registration Statement.

In that regard, we generally are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of any series of Notes and have examined and relied upon copies of such statutes, documents, corporate records and other

Mayer Brown LLP operates in combination with other Mayer Brown entities (the “Mayer Brown Practices”), which have offices in North America, Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership

MAYER BROWN LLP

Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

April 25, 2016

instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement, the Indenture, the Trust Agreement, the form of Underwriting Agreement and the form of Indenture Supplement (including the form of Notes included as an exhibit thereto) filed as an exhibit to the Registration Statement.

Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when (a) the related Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) such Notes have been duly executed and issued by the Issuing Entity and authenticated by the Indenture Trustee and sold by the Issuing Entity and (c) payment of the agreed consideration for such Notes shall have been received by the Issuing Entity, all in accordance with the terms and conditions of the related Indenture Supplement and a definitive purchase, underwriting or similar agreement with respect to such Notes and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Issuing Entity and will be legally issued and binding obligations of the Issuing Entity and entitled to the benefits afforded by the related Indenture Supplement and the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the State of Delaware.

MAYER BROWN LLP

Nissan Wholesale Receivables Corporation II

Nissan Motor Acceptance Corporation

Nissan Master Owner Trust Receivables

April 25, 2016

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or this exhibit.

Respectfully submitted,

/s/ Mayer Brown LLP

Mayer Brown LLP